UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE HACKETT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

Supplement to the Proxy Statement dated March 24, 2011

May 12, 2011

Dear Shareholder:

I am writing to inform you that the reconvened 2011 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) will be held on June 6, 2011 at 11:00 a.m. (local time) at the Company’s headquarters located at 1001 Brickell Bay Drive, Suite 3000, Miami, Florida.

At this reconvened Annual Meeting you will be asked to consider Proposal 2, a proposal to:

•	approve an amendment to the Company’s 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances thereunder by 2,500,000 shares.

The discussion of Proposal 2 in the Proxy Statement, which was filed with the Securities and Exchange Commission on March 25, 2011 and previously provided to you, contained an incorrect number. Specifically, the discussion of Proposal 2 stated that the aggregate number of shares that would be available for issuance under the sublimit if the amendment were approved would be 12,175,000 shares. The correct amount is 13,000,000 shares. The meeting was adjourned in order to correct the disclosure and to allow our shareholders the time necessary to review and consider the updated disclosure. The purpose of the adjournment was not to solicit additional votes “for” the Proposal. On May 10, 2011, Institutional Shareholder Services reconfirmed its recommendation that shareholders vote "for" Proposal 2.

THE BOARD OF DIRECTORS CONTINUES TO UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE 1998 STOCK OPTION AND INCENTIVE PLAN TO RAISE THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS BY AN INCREMENTAL 2,500,000 SHARES.

If you have already cast a vote on this Proposal in writing or over the telephone or the Internet and you do not wish to change your vote, no action is required on your part. If you have already voted and would like to change your vote on this Proposal, you may revoke your proxy by following the instructions contained on page 2 of the Proxy Statement. The telephone and Internet voting facilities for shareholders of record to vote on this Proposal will close at 1:00 a.m. Central Time on the day of the reconvened meeting. If you have any questions regarding how to change your vote or would like to request another proxy card, you may contact the undersigned Company Secretary by telephone at (305) 375-8005 or by facsimile at (305) 379-8810.

By Order of the Board of Directors

Frank A. Zomerfeld General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the reconvened Annual Meeting of Shareholders to be held on June 6, 2011 – this Supplement to Proxy Statement, the Proxy Statement and The Hackett Group, Inc.’s 2010 Annual Report are available at [www.edocumentview.com/hckt.]